Exhibit 99.1

P3 Health Partners Announces

Fourth Quarter and Full-Year 2022 Results

Affirming 2023 guidance – introducing year-end medical margin guidance

Anticipates reaching Adjusted EBITDA positive in early 2024

Management to Host Conference Call and Webcast March 31, 2023 at 8:30 AM ET

Henderson, NV, March 31, 2023 (Business Wire) -- P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

“Results for 2022 are a testament to the strength of the P3 team and its commitment to improving clinical outcomes,” said Dr. Sherif Abdou, CEO of P3 Health Partners. “We achieved revenue growth and a network contribution improvement of 65% versus 2021. 2023 is an inflection point for P3, as we shift to a higher percentage of persistent lives than new, reduce operating expenses, and provide a clear path to reach Adjusted EBITDA positive results in early 2024.”

Fourth Quarter 2022 Financial Results

•	Capitated revenue was $254.0 million, an increase of 40% compared to $181.4 million in the fourth quarter of the prior year
•	Net loss was $532.3 million compared to a net loss of $118.2 million in the fourth quarter of the prior year, primarily due to a goodwill impairment charge of $463.5 million in the fourth quarter of 2022
•	Net loss PMPM was $1,766, compared to a net loss PMPM of $587.1 in the prior year, due to a goodwill impairment charge of $463.5 million in the fourth quarter of 2022
•	Adjusted EBITDA loss(1) was $40.1 million compared to an Adjusted EBITDA loss of $35.6 million in the fourth quarter of the prior year
•	Adjusted EBITDA PMPM(1) loss was $133, an improvement of $44 PMPM compared to the fourth quarter of the prior year

In order to provide a greater level of insight into our model and comparability with other companies in our industry, we are introducing two additional non-GAAP financial metrics, medical margin and network contribution. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”

Full-Year 2022 Financial Results

•	At-risk Medicare Advantage membership at December 31, 2022 of 100,400, an increase of approximately 50% compared to 67,000 in the prior year(2)

•	Capitated revenue was $1.0 billion, an increase of 66% compared to $625.0 million in the prior year

•	Operating loss for full-year 2022 was $1.6 billion compared to $187.9 million in the prior year(1)

•	Full-year 2022 medical margin was $62.1 million, an improvement of 428% compared to the prior year(1)
•	Full-year network contribution of ($7.8) million improved by 65% compared to the prior year(1)

•	Net loss was $1.6 billion compared to a net loss of $204.3 million in the prior year, primarily due to a goodwill impairment charge of $1.3 billion in 2022

•	Net loss PMPM was $1,296.1, an increased loss of $1,041.9 primarily due to a goodwill impairment charge

•	Adjusted EBITDA loss was $127.9 million compared to an Adjusted EBITDA loss of $95.5 million in the prior year (1)

•	Adjusted EBITDA loss PMPM was $106, a significant improvement compared to $119 PMPM in the prior year(1)

“We announced today that we have secured financing of approximately $90.0 million and believe this provides a solid path to profitability,” said Dr. Sherif Abdou, CEO of P3. “The new financing, along with our expected shift to a higher percentage of persistent lives, a focused reduction in operating expenses, and measured and disciplined growth in 2023 make us confident that we will have the resources necessary to reach Adjusted EBITDA profitability in early 2024.”

Mary Tolan, Founder and Managing Partner of Chicago Pacific Founders said, “The values and mission of P3 closely align with those of Chicago Pacific. We believe that value-based-care is the future of healthcare and that P3 has the right model to bring high-quality services to patients while lowering the overall cost of care. We are proud to partner with them on this journey.”

Fiscal 2023 Guidance

	Year Ended December 31, 2023
	Low	High
Medicare Advantage Members	115,000	120,000
Total Revenues (in millions)	$1,200	$1,250
Medical Margin(3) (in millions)	$155	$175
Medical Margin(3)PMPM	$120	$130
Adjusted EBITDA(3) Loss (in millions)	$(60)	$(40)

(3)We have not reconciled guidance for Adjusted EBITDA to net income (loss), the most comparable GAAP measure, and have not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss)

The foregoing 2023 Outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Conference Call and Webcast

Management will host a conference call and webcast at 8:30 AM ET on March 31st to provide a corporate and financial update.

Title & Webcast	P3 Health Fourth-Quarter and Full-Year 2022 Earnings Conference Call
Date & Time	March 31, 2023, 8:30 a.m. Eastern Time
Conference Call Details	Toll-Free 1-877-270-2148 (US) International 1-412-902-6510 Ask to be joined into the P3 Health Partners call

The conference call will also be webcast live in the "Events & Presentations" section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

(1) Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin and network contribution are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”

(2) See “Key Performance Metrics” for additional information on how the Company defines “at-risk Medicare Advantage members.”

(3)The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA loss and medical margin to net income (loss) and operating loss the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss) or operating loss because of the uncertainty around certain items that may impact net income (loss) or operating loss that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

About P3 Health Partners (NASDAQ: PIII):

P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 15 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.

Presentation of Financial Results
As a result of the business combination consummated on December 3, 2021, the Company was deemed to be the acquirer and successor for accounting purposes, and P3 Health Group Holdings, LLC, which is the business conducted prior to the closing of the business combination, was deemed to be the acquiree and accounting predecessor. The Company’s financial results are distinguished between two distinct periods, the period prior to the business combination closing date (the “Predecessor” period) and the period after the closing date through December 31, 2022 (the “Successor” period), which reflects a new basis of accounting that is based on the fair value of net assets acquired. The financial results for the quarter and year ended December 31, 2021, presented in this release combine these two periods.

Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin and network contribution. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further Adjusted to exclude the effect of certain expenses, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (ii) equity-based compensation expense and (vi) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare Advantage members each month divided by the number of months in the period. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. Furthermore, in light of COVID-19, we continue to evaluate the ultimate impact of the pandemic on medical margin. We define network contribution as total operating revenue less the sum of: (i) medical claims expenses and (ii) other medical expenses including physician compensation expense related to surplus sharing and bonuses and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of the P3 Care Model, as it includes all medical claims expense associated with our members’ care as well as partner compensation and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective market, among other cost factors. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.   The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, and medical margin and network contribution to operating income (loss) which are the most directly comparable financial measures calculated in accordance with GAAP.

Key Performance Metrics

In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare Advantage members for whom we receive a fixed PMPM fee under capitation arrangements as of the end of a particular period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; current expectations regarding the Company’s liquidity condition, outlook as to revenue, at-risk Medicare Advantage membership and Adjusted EBITDA loss for the full year 2023; and our expectation to achieve Adjusted EBITDA profitability in 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Contacts

Investor Relations

Karen Blomquist

Vice President, Investor Relations

P3 Health Partners

kblomquist@p3hp.org

Kassi Belz

Executive Vice President, Communications

P3 Health Partners

(904) 415-2744

kbelz@p3hp.org

P3 HEALTH PARTNERS INC and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash	$17,537	$140,478
Restricted cash	920	356
Health plan receivable	72,092	50,251
Clinic fees and insurance receivable, net	822	1,090
Other receivable	6,678	727
Prepaid expenses and other current assets	2,643	6,959
TOTAL CURRENT ASSETS	100,692	199,861
LONG-TERM ASSETS:
Property and equipment, net	8,839	8,048
Goodwill	—	1,309,750
Intangible assets, net	751,050	835,839
Other long-term assets	15,990	10,611
TOTAL LONG-TERM ASSETS	775,879	2,164,248
TOTAL ASSETS (1)	$876,571	$2,364,109
LIABILITIES, MEZZANINE EQUITY, and STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,542	$5,469
Accrued expenses and other current liabilities	16,647	12,261
Accrued payroll	8,224	6,304
Health plan settlements payable	13,608	22,549
Claims payable	151,207	101,958
Premium deficiency reserve	26,375	37,836
Accrued interest	14,061	8,771
Current portion of long-term debt	—	46
Short-term debt	—	3,579
TOTAL CURRENT LIABILITIES	241,664	198,773
LONG-TERM LIABILITIES:
Operating lease liability	11,516	6,297
Warrant liabilities	1,517	11,383
Contingent consideration	4,794	3,487
Long-term debt, net	94,421	80,000
TOTAL LONG-TERM LIABILITIES	112,248	101,167
TOTAL LIABILITIES (1)	353,912	299,940
COMMITMENTS AND CONTINGENCIES (NOTE 17 AND NOTE 21)
MEZZANINE EQUITY
Redeemable non-controlling interest	516,805	1,790,617
STOCKHOLDERS' EQUITY:
Class A common stock, $0.0001 par value; 800,000,000 shares authorized; 41,578,890 shares issued and outstanding as of December 31, 2022 and 2021	4	4
Class V common stock, $0.0001 par value; 205,000,000 shares authorized; 201,592,012 and 196,553,523 shares issued and outstanding as of December 31, 2022 and 2021, respectively	20	20
Additional paid in capital	315,375	312,946
Accumulated deficit	-309,545	-39,418
TOTAL STOCKHOLDERS’ EQUITY	5,854	273,552
TOTAL LIABILITIES, MEZZANINE EQUITY, and STOCKHOLDERS' EQUITY	$876,571	$2,364,109

Unaudited Consolidated Statements of Operations

(in millions, except per share amounts)

				Successor	Predecessor
	Successor	Successor	Successor	December 3, 2021	January 1, 2021	Combined
	Three Months Ended	Three Months Ended	Year Ended	through	through	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 2, 2021	December 31, 2021
Operating Revenue:
Capitated Revenue	$254.0	$181.4	$1,034.8	$57.2	$567.7	$625.0
Other Patient Service Revenue	4.2	3.9	14.7	1.5	10.9	12.4
Total Operating Revenue	258.2	185.3	1,049.5	58.8	578.6	637.4
Operating Expenses (Income):
Medical Expenses	269.2	201.0	1,057.2	66.9	592.5	659.3
Premium Deficiency Reserve	(1.3)	33.2	(11.5)	26.3	11.6	37.8
Corporate, General and Administrative Expenses	39.7	63.3	157.3	17.0	100.2	117.2
Sales and Marketing Expenses	1.7	1.1	5.1	0.4	1.8	2.2
Goodwill Impairment	463.5	7.1	1,315.0	7.1	-	7.1
Depreciation and Amortization	22.0	0.4	87.3	-	1.6	1.6
Total Operating Expenses	794.8	306.2	2,610.4	117.7	707.7	825.3
Operating Loss	(536.5)	(120.9)	(1,560.9)	(58.9)	(129.1)	(187.9)
Other Income (Expenses):
Interest Expense, Net	(3.2)	(3.7)	(11.4)	(0.9)	(9.8)	(10.7)
Mark-To-Market Adjustment For Stock Warrants	6.5	6.7	9.9	2.3	(7.7)	(5.4)
Other Expense, Net	2.8	(0.3)	2.8	(0.5)	0.1	(0.3)
Total Other Income (Expenses)	6.1	2.7	1.2	1.0	(17.3)	(16.4)
Loss Before Income Taxes	(530.5)	(118.2)	(1,559.7)	(57.9)	(146.4)	(204.3)
Provision For Income Taxes	(1.9)	-	(1.9)	-	-	-
Net Loss	(532.3)	(118.2)	(1,561.6)	(57.9)	(146.4)	(204.3)
Net Loss Attributable To Non-Controlling Interests	(438.3)	(47.9)	(1,291.4)	(47.9)	-	(47.9)
Net Loss Attributable To Controlling Interests	$(94.0)	$(70.3)	$(270.1)	$(10.1)	$(146.4)	$(156.5)
NET LOSS PER SHARE (BASIC)	$(2.26)	$(1.69)	$(6.5)	$(0.24)	NA (1)	NA (1)
NET LOSS PER SHARE (DILUTED)	$(2,260.23)	$(1,690.16)	$(6.5)	$(0.24)	NA (1)	NA (1)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC)	41.6	41.6	41.6	41.6	NA (1)	NA (1)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	41.6	41.6	41.6	41.6	NA (1)	NA (1)

(1) The Company analyzed the calculation of net loss per member unit for predecessor periods prior to the Business Combinations

	Successor		Predecessor
	Year Ended	December 3, 2021	January 1, 2021
	December 31,	through December 31,	through December 2,
	2022	2021	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	-1,561,557	-57,938	$-146,400
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	87,289	7,150	1,575
Equity-based compensation	19,404	4,635	3,701
Goodwill impairment	1,314,952	—	—
Amortization of original issue discount and debt issuance costs	—	—	1,798
Accretion of contingent consideration	400	—	—
Mark-to-market of stock warrants	-9,865	-2,272	7,665
Premium deficiency reserve	-11,461	26,277	11,559
Changes in operating assets and liabilities:
Health plan receivable	-21,841	3,236	-2,770
Clinic fees, insurance, and other receivables	-5,338	1,467	-1,485
Prepaid expenses and other current assets	4,266	-4,704	4,254
Other long-term assets	100	—	—
Accounts payable, accrued expenses, and other current liabilities	6,082	7,732	34,224
Accrued payroll	1,920	3,158	-1,134
Health plan settlements payable	-8,941	-2,592	11,265
Claims payable	49,249	-971	19,097
Accrued interest	5,290	-498	5,216
Operating lease liability	4,032	-22	306
Net cash used in operating activities	-126,019	-15,342	-51,129
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-2,233	-120	-3,290
Acquisitions, net of cash acquired	-5,500	-47,879	-4,989
Notes receivable	—	143	70
Net cash used in investing activities	-7,733	-47,856	-8,209
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from PIPE, net of issuance costs	—	195,308	—
Proceeds from long-term debt, net of original issue discount	15,000	—	25,000
Proceeds from short-term debt	—	3,377	351
Payment of long-term debt	-46	-8	-186
Payment of debt issuance costs	—	—	-375
Payment of short-term debt	-3,579	—	—
Net cash provided by financing activities	11,375	198,677	24,790
Net change in cash and restricted cash	-122,377	135,479	-34,548
Cash and restricted cash at beginning of period	140,834	5,355	39,903
Cash and restricted cash at end of period	18,457	140,834	$5,355

Reconciliation of Non-GAAP Adjusted EBITDA

(in millions)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Loss	$(532)	$(118)	(1,561.6)	$(204)
Interest Expense, Net	3	4	11.4	11
Depreciation and Amortization Expense	22	8	87.3	9
Provision for Income Taxes	2	-	1.9	-
Goodwill Impairment	464	-	1,315.0	-
Mark-To-Market Adjustment of Stock Warrants	(7)	(7)	(9.9)	5
Premium Deficiency Reserve	(1)	33	(11.5)	38
Transaction and Other Related Costs	3	38	14.1	38
Equity-Based Compensation	2	7	19.4	8
Other	4	0	6.0	0
EBITDA, Adjusted	$(40.1)	$(35.6)	$(127.9)	$(95.5)

Reconciliation of non-GAAP adjusted EBITDA / PMPM

(in PMPM $)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Loss	$(532)	$(118)	$(1,562)	$(204)
Interest Expense, Net	3	4	11	11
Depreciation and Amortization Expense	22	8	87	9
Provision for Income Taxes	2	-	2	-
Goodwill Impairment	464	-	1,315	-
Mark-To-Market Adjustment of Stock Warrants	(7)	(7)	(10)	5
Premium Deficiency Reserve	(1)	33	(12)	38
Transaction and Other Related Costs	3	38	14	38
Stock-Based Compensation	2	7	19	8
Other	4	0	6	0
EBITDA, Adjusted	$(40.1)	$(35.6)	$(127.9)	$(95.5)
PMPM	$(133)	$(177)	$(106)	$(119)

	Successor		Predecessor
	Year Ended	December 3, 2021	January 1, 2021
	December 31,	through December	through December
	2022	31, 2021	2, 2021
Capitated revenue	$1,034,800	$57,224	$567,735
Less: medical claims expenses	-972,725	-62,344	-550,869
Medical margin	$62,075	$-5,120	$16,866

The following table sets forth a reconciliation of our operating loss, the most directly comparable GAAP metric, to medical margin (in thousands):

	Successor		Predecessor	Combined
	Year Ended	December 3, 2021	January 1, 2021	January 1, 2021
	December 31,	through December	through December	through December
	2022	31, 2021	2, 2021	31, 2021
Operating loss	$-1,560,913	$-58,888	$-129,058	$-187,946
Other patient service revenue	-14,671	-1,538	-10,867	-12,405
Other medical expenses	84,499	4,533	41,596	46,128
Premium deficiency reserve	-11,461	26,277	11,559	37,836
Corporate, general and administrative expenses	157,284	16,983	100,243	117,226
Sales and marketing expenses	5,096	364	1,818	2,182
Depreciation and amortization	87,289	7,149	1,575	8,724
Goodwill impairment	1,314,952	—	—
Medical margin	$62,075	$-5,120	$16,866	$11,745

	Successor		Predecessor
	Year Ended	December 3, 2021	January 1, 2021
	December 31,	through December	through December
	2022	31, 2021	2, 2021
Total operating revenue	$1,049,471	$58,762	$578,602
Less: medical claims expenses	-972,725	-62,345	-550,869
Less: other medical expenses	-84,499	-4,532	-41,596
Network contribution	$-7,753	$-8,115	$-13,863

The following table presents our network contribution (dollars in thousands):

	Successor		Predecessor	Combined
	Year Ended	December 3, 2021	January 1, 2021	January 1, 2021
	December 31,	through December	through December	through December
	2022	31, 2021	2, 2021	31, 2021
Operating loss	-1,560,913	$-58,888	$-129,058	$-187,946
Premium deficiency reserve	-11,461	26,277	11,559	37,836
Corporate, general and administrative expenses	157,284	16,983	100,243	117,226
Sales and marketing expenses	5,096	364	1,818	2,182
Depreciation and amortization	87,289	7,149	1,575	8,724
Goodwill impairment	1,314,952	—	—
Network contribution	-7,753	$-8,115	$-13,863	$-21,978